Exhibit 99.2

 Bread Financial  Fourth Quarter and Full Year  2022 Results  January 26, 2023  ©2022 Bread Financial | Confidential & Proprietary  1  Ralph Andretta  President & CEO  Perry Beberman  EVP & CFO

 Forward-Looking Statements  This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, future financial performance and outlook, future dividend declarations, and future economic conditions.  We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, our actual results could differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. Factors that could cause the outcomes to differ materially include, but are not limited to, the following: macroeconomic conditions, including market conditions, inflation, rising interest rates, unemployment levels and the increased probability of a recession, and the related impact on consumer payment rates, savings rates and other behavior; global political and public health events and conditions, including the ongoing war in Ukraine and the continuing effects of the global COVID-19 pandemic; future credit performance, including the level of future delinquency and write-off rates; the loss of, or reduction in demand from, significant brand partners or customers in the highly competitive markets in which we compete; the concentration of our business in U.S. consumer credit; inaccuracies in the models and estimates on which we rely, including the amount of our Allowance for credit losses and our credit risk management models; the inability to realize the intended benefits of acquisitions, dispositions and other strategic initiatives, including the spinoff of our former LoyaltyOne® segment; our level of indebtedness and ability to access financial or capital markets; pending and future legislation, regulation, supervisory guidance, and regulatory and legal actions, including, but not limited to, those related to financial regulatory reform and consumer financial services practices, as well as any such actions with respect to late fees, interchange fees or other charges; impacts arising from or relating to the transition of our credit card processing services to third party service providers that we completed in 2022; and failures or breaches in our operational or security systems, including as a result of cyberattacks, unanticipated impacts from technology modernization projects or otherwise. The foregoing factors, along with other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward-looking statements, are described in greater detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2022. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.   Non-GAAP Financial Measures  We prepare our Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States of America (GAAP). However, certain information included within this presentation, constitutes non-GAAP financial measures. Our calculations of non-GAAP financial measures may differ from the calculations of similarly titled measures by other companies. In particular, Pretax pre-provision earnings (PPNR) is calculated by increasing/decreasing Income from continuing operations before income taxes by the net build/release in Provision for credit losses. We use PPNR as a metric to evaluate our results of operations before income taxes, excluding the volatility that can occur within Provision for credit losses. Tangible common equity over Tangible assets (TCE/TA) represents Total stockholders’ equity reduced by Goodwill and intangible assets, net, (TCE) divided by Tangible assets (TA), which is Total assets reduced by Goodwill and intangible assets, net. We use TCE/TA as a metric to evaluate the Company’s capital adequacy and estimate its ability to cover potential losses. Tangible book value per common share represents TCE divided by shares outstanding. We use Tangible book value per common share as a metric to estimate the Company’s potential value in relation to tangible assets per share. We believe the use of these non-GAAP financial measures provide additional clarity in understanding our results of operations and trends. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures”.

 ©2023 Bread Financial  Continued Business Transformation in 2022  Transforming our Company to deliver sustainable, profitable growth  3  Enhanced our core technology and digital capabilities  Invested more than $125 million in technology modernization, digital advancement, marketing, and product innovation  Rebranded to Bread Financial, a tech-forward financial services company  Recognized for our prioritization of Environmental, Social, and Governance  Successfully launched new brand partners and renewed long-term relationships  Expanded our product suite and direct-to-consumer offerings

 ©2023 Bread Financial  Full Year 2021  Actuals  Full Year 2022  Outlook  Full Year 2022  Actuals  Average loans   $15,656 million  Up low   double digits  Up 13%  $17,768 million  Revenue  $3,272 million  Aligned with / better than   loan growth   Up 17%  $3,826 million  Total non-interest expenses  $1,684 million  Positive operating leverage  Positive operating leverage = 2%  $1,932 million  Net loss rate  4.6%  Low-to-mid   5% range  5.4%  Achievement of 2022 Financial Outlook  4  Additional Financial Achievements  Quality growth as PPNR increased 19% compared with 2021  Strengthened financial resilience through improvement in capital positioning and debt reduction  Increased credit loss absorption capacity through loan loss reserves  Grew retail deposits on our Bread Savings platform to $5.5 billion, an increase of $2.3 billion or 72%  ☑  ☑  ☑  ☑  4

 4Q22 Business Development Highlights  Brand Partner Renewal  New Brand Partnerships  Select New Bread Pay Partners  Continued strong merchant adoption  boutique tech retailer  luxury handbags  tires, wheels &   auto parts  online jewelry &   accessories retailer  exercise & fitness  equipment

 $1,033 million  Revenue  $(134) million  Net Loss  $(2.68)  Diluted EPS  6  Fourth Quarter 2022 Financial Highlights  Credit sales of $10.2 billion were up 16% versus 4Q21 driven by new brand partner additions including AAA and NFL, as well as new products and growth from existing brand partners  Fourth quarter average loans of $19.8 billion were up 23% versus 4Q21  Revenue increased 21% versus 4Q21, while total non-interest expenses increased 28%  Income from continuing operations decreased $195 million versus 4Q21, as the improvement in PPNR was offset by a higher provision for credit losses reflecting loan growth in the quarter, including the acquisition of the AAA portfolio, a higher reserve rate, and increased net principal losses  Credit performance metrics continued to normalize, as expected  ©2023 Bread Financial

 $3,826 million  Revenue  $224 million  Net Income  $4.47  Diluted EPS  7  Credit sales of $32.9 billion were up 11% versus 2021 driven by organic growth, as well as new product and brand partner additions  Full year 2022 average loans of $17.8 billion were up 13% versus 2021  Revenue increased 17% versus 2021, while total non-interest expenses increased 15%  Income from continuing operations of $224 million was down 72% versus 2021, as PPNR growth was more than offset by higher provision for credit losses reflecting strong loan growth, including the acquisition of new portfolios, a higher reserve rate, and increased net principal losses  Credit performance metrics continued to normalize, as expected  Full Year 2022 Financial Highlights  Continuing Operations  ©2023 Bread Financial

Financial Results

Continuing Operations

($ in millions, except per share)	4Q22	4Q21	$ Chg	% Chg	2022	2021	$ Chg	% Chg
Total interest income	$ 1,325	$ 1,017	$ 308	30%	$ 4,684	$ 3,868	$ 816	21%
Total interest expense	195	84	111	132%	503	383	120	31%
Net interest income	**1,130**	**933**	**197**	**21%**	**4,181**	**3,485**	**696**	**20%**
Total non-interest income	(97)	(78)	(19)	24%	(355)	(213)	(142)	66%
Revenue	**1,033**	**855**	**178**	**21%**	**3,826**	**3,272**	**554**	**17%**
Net principal losses	312	176	136	77%	968	720	248	35%
Reserve build (release)	380	187	193	103%	626	(176)	802	nm
Provision for credit losses	692	363	329	91%	1,594	544	1,050	193%
Total non-interest expenses	548	427	121	28%	1,932	1,684	248	15%
(Loss) income before income taxes	**(207)**	**65**	**(272)**	**nm**	**300**	**1,044**	**(744)**	**(71%)**
Provision for income taxes	(73)	4	(77)	nm	76	247	(171)	(69%)
Net (loss) income	**$ (134)**	**$ 61**	**$ (195)**	**nm**	**$ 224**	**$ 797**	**$ (573)**	**(72%)**
Net (loss) income per diluted share	$ (2.68)	$ 1.21	$ (3.89)	nm	$ 4.47	$ 15.95	$ (11.48)	(72%)
Weighted avg. shares outstanding – diluted	50.0	50.0			50.0	50.0		
Pretax pre-provision earnings (PPNR)*	**$ 485**	**$ 428**	**$ 57**	**13%**	**$ 1,894**	**$ 1,588**	**$ 306**	**19%**

PPNR Growth*



+13%
+19%
$428
$485
$1,588
$1,894
4Q21
4Q22
2021
2022

$ in millions

** Pretax pre-provision earnings (PPNR) is a non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".*

nm – not meaningful

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©2023 Bread Financial

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 Average interest-bearing liabilities   ($ in billions)  Average interest-earning assets   ($ in billions)  Net Interest Margin  84%  84%  81%  81%  81%  81%  81%  81%  84%  16%  16%  19%  19%  19%  19%  19%  19%  16%  26%  27%  26%  28%  26%  28%  29%  26%  25%  17%  16%  17%  16%  14%  11%  11%  10%  10%  10%  11%  13%  15%  18%  19%  22%  27%  26%  47%  46%  44%  41%  42%  42%  38%  37%  39%

 5 year peak rate: 7.6%  5 year low rate: 3.9%  5 year avg rate: ~6.0%  5 year peak rate: 6.0%  5 year avg rate: ~5.0%  5 year low rate: 3.3%  Reserve Rates  ($ in millions)  Revolving Credit Risk Distribution  (Vantage score)  Credit Quality and Allowance  (1) The 2Q22 Net loss rate includes a 30 basis point increase from the effects of the purchase of previously written-off accounts that were sold to a third-party debt collection agency.  (2) Calculated as the percentage of the Allowance for credit losses to end-of-period Credit card and other loans.  (1)  Note: The 3Q22 and 4Q22 Delinquency and Net loss rates were impacted by the transition of our credit card processing services.

 Full Year 2022  Actuals  Full Year 2023  Outlook  Commentary  Average loans   $17,768 million  Up mid-  single digits  Based on our new and renewed business announcements, visibility into our pipeline, anticipated BJ's portfolio sale, and our current economic outlook, we expect full year 2023 average credit card and other loans to grow in the mid-single digit range relative to 2022  Revenue  $3,826 million  Aligned with   loan growth  Net interest margin expected to remain similar to the 2022 full year rate of 19.2%  Our outlook continues to assume additional interest rate increases by the Federal Reserve will result in a nominal benefit to total net interest income  Guidance excludes anticipated gain on sale   Total non-interest expenses  $1,932 million  Positive operating leverage  We will manage the pace of investments to align with our revenue and growth outlook  Includes ongoing strategic investment in technology modernization, digital advancement, marketing, and product innovation driving future growth and efficiencies  Expect to deliver nominal full year positive operating leverage, excluding anticipated gain on sale  Net loss rate  5.4%  ~7%  Our outlook is inclusive of impacts from the 2022 transition of our credit card processing services as well as continued pressure on consumers’ ability to pay due to persistent inflation and higher rates   We remain confident in our long-term guidance of a through-the-cycle average net loss rate below our historical average of 6%  2023 Financial Outlook  Our 2023 financial outlook assumes a more challenging macroeconomic landscape with continued inflationary pressures and an unemployment rate gradually moving to the mid-to-upper 4% range by year end 2023. We will update our guidance as these factors change.

 Enhanced credit risk management and underlying credit distribution   Improved balance sheet strength and funding mix  Strong corporate governance  Prudent balance sheet management  Disciplined expense management  Proactive risk management  Loan loss reserve materially higher  Capital ratios significantly improved  Increased mix of consumer deposits  Diversification across products and partners  Prudent and proactive line management  Active recession readiness playbook  Enhanced core capabilities  Credit mix shift to higher quality  Well-established risk appetite metrics  Reduced debt levels  Strengthened Financial Resilience  Transforming our Company to deliver sustainable, profitable growth with an expectation to outperform historic loss levels

 Appendix  ©2022 Bread Financial | Confidential & Proprietary  13

 Average Loans and Credit Sales

 Pretax Pre-Provision Earnings*  The fourth quarter 2022 marks the seventh consecutive quarter with double-digit year-over-year growth.   * Pretax pre-provision earnings (PPNR) is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and "Reconciliation of GAAP to Non-GAAP Financial Measures".  23%  14%  52%  24%  24%  17%  13%

 Total non-interest expenses increased 28% versus 4Q21  Employee compensation and benefit costs increased primarily driven by increased salaries and continued digital and technology modernization-related hiring  Card and processing expenses increased in part due to an increase in card issuance volume and related activities  Information processing and communications expenses increased as a result of the transition of our credit card processing services and other software licensing expenses  Other expenses increased primarily due to increased legal and other business activity costs  Total Non-Interest Expenses  14%  37%  50%  18%  48%  49%  +28%  +15%  +3%  -1%  4Q22 vs. 4Q21 Change in Non-Interest Expenses  * Efficiency ratio represents Total non-interest expenses divided by Total net interest and non-interest income.

Summary Financial Highlights

Continuing Operations

($ in millions)	4Q22	4Q21	4Q22 vs 4Q21	3Q22	4Q22 vs 3Q22	2022	2021	2022 vs 2021
Credit sales	$ 10,166	$ 8,778	16%	$ 7,689	32%	$ 32,883	$ 29,603	11%
Average credit card and other loans	$ 19,820	$ 16,086	23%	$ 17,598	13%	$ 17,768	$ 15,656	13%
End-of-period credit card and other loans	$ 21,365	$ 17,399	23%	$ 18,126	18%	$ 21,365	$ 17,399	23%
End-of-period direct-to-consumer deposits	$ 5,466	$ 3,180	72%	$ 5,176	6%	$ 5,466	$ 3,180	72%
Return on average assets(1)	(2.2%)	1.1%	(3.3%)	2.4%	(4.6%)	1.0%	3.6%	(2.6%)
Return on average equity(2)	(23.3%)	11.1%	(34.4%)	22.8%	(46.1%)	9.8%	40.7%	(30.9%)
Net interest margin(3)	19.1%	18.8%	0.3%	19.9%	(0.8%)	19.2%	18.2%	1.0%
Loan yield(4)	26.0%	25.2%	0.8%	27.2%	(1.2%)	26.0%	24.7%	1.3%
Efficiency ratio(5)	53.1%	50.0%	3.1%	49.7%	3.4%	50.5%	51.5%	(1.0%)
Tangible common equity / tangible assets ratio (TCE/TA)(6)	6.0%	6.6%	(0.6%)	8.0%	(2.0%)	6.0%	6.6%	(0.6%)
Tangible book value per common share(7)	$ 29.42	$ 28.09	4.7%	$ 34.30	(14.2%)	$ 29.42	$ 28.09	4.7%
Cash dividend declared per common share	$ 0.21	$ 0.21	—%	$ 0.21	—%	$ 0.84	$ 0.84	—%
Payment rate(8)	16.4%	17.2%	(0.8%)	15.5%	0.9%	16.4%	17.2%	(0.8%)
Delinquency rate(9)	5.5%	3.9%	1.6%	5.7%	(0.2%)	5.5%	3.9%	1.6%
Net loss rate(9)	6.3%	4.4%	1.9%	5.0%	1.3%	5.4%	4.6%	0.8%
Reserve rate	11.5%	10.5%	1.0%	11.4%	0.1%	11.5%	10.5%	1.0%

(1) Return on average assets represents annualized Income from continuing operations divided by average Total assets.
(2) Return on average equity represents annualized Income from continuing operations divided by average Total stockholders' equity.
(3) Net interest margin represents annualized Net interest income divided by average Total interest-earning assets.
(4) Loan yield represents annualized Interest and fees on loans divided by Average credit card and other loans.
(5) Efficiency ratio represents Total non-interest expenses divided by Total net interest and non-interest income.
(6) Tangible common equity (TCE) represents Total stockholders' equity reduced by Goodwill and intangible assets, net. Tangible assets (TA) represents Total assets reduced by Goodwill and intangible assets, net. TCE/TA is a non-GAAP financial measure.
(7) Tangible book value per common share represents TCE divided by shares outstanding, and is a non-GAAP measure.
(8) Payment rate represents consumer payments during the last month of the period, divided by the beginning-of-month credit card and other loans, including held for sale in applicable periods.
(9) The 3Q22, 4Q22, and full year 2022 Delinquency and Net Loss rates were impacted by the transition of our credit card processing services.

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Summary Financial Highlights

Continuing Operations

($ in millions)	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	2021	2022
Credit sales	$ 7,657	$ 6,043	$ 7,401	$ 7,380	$ 8,778	$ 6,887	$ 8,140	$ 7,689	$ 10,166	$ 29,603	$ 32,883
Year-over-year change	*(18%)*	*(1%)*	*54%*	*20%*	*15%*	*14%*	*10%*	*4%*	*16%*	*20%*	*11%*
Average credit card and other loans	$ 15,759	$ 15,785	$ 15,282	$ 15,471	$ 16,086	$ 16,650	$ 17,003	$ 17,598	$ 19,820	$ 15,656	$ 17,768
Year-over-year change	*(13%)*	*(14%)*	*(5%)*	*1%*	*2%*	*5%*	*11%*	*14%*	*23%*	*(4%)*	*13%*
End-of-period credit card and other loans	$ 16,784	$ 15,537	$ 15,724	$ 15,690	$ 17,399	$ 16,843	$ 17,769	$ 18,126	$ 21,365	$ 17,399	$ 21,365
Year-over-year change	*(14%)*	*(12%)*	*(1%)*	*1%*	*4%*	*8%*	*13%*	*16%*	*23%*	*4%*	*23%*
End-of-period direct-to-consumer deposits	$ 1,700	$ 2,152	$ 2,398	$ 3,052	$ 3,180	$ 3,561	$ 4,191	$ 5,176	$ 5,466	$ 3,180	$ 5,466
Year-over-year change	*46%*	*81%*	*30%*	*79%*	*87%*	*66%*	*75%*	*70%*	*72%*	*87%*	*72%*
Return on average assets[(1)]	1.4%	4.9%	4.8%	3.7%	1.1%	4.0%	0.2%	2.4%	(2.2%)	3.6%	1.0%
Return on average equity[(2)]	21.3%	66.3%	56.4%	38.0%	11.1%	38.5%	2.2%	22.8%	(23.3%)	40.7%	9.8%
Net interest margin[(3)]	17.8%	17.7%	17.3%	18.9%	18.8%	19.4%	18.6%	19.9%	19.1%	18.2%	19.2%
Loan yield[(4)]	24.1%	23.8%	23.9%	25.6%	25.2%	25.6%	25.0%	27.2%	26.0%	24.7%	26.0%
Efficiency ratio[(5)]	63.4%	50.1%	55.5%	50.6%	50.0%	46.2%	52.9%	49.7%	53.1%	51.5%	50.5%
Tangible common equity / tangible assets ratio (TCE/TA)[(6)]	3.7%	5.2%	6.4%	7.2%	6.6%	7.8%	7.5%	8.0%	6.0%	6.6%	6.0%
Tangible book value per common share[(7)]	$ 16.34	$ 21.32	$ 27.12	$ 31.18	$ 28.09	$ 31.87	$ 31.75	$ 34.30	$ 29.42	$ 28.09	$ 29.42
Cash dividend declared per common share	$ 0.21	$ 0.21	$ 0.21	$ 0.21	$ 0.21	$ 0.21	$ 0.21	$ 0.21	$ 0.21	$ 0.84	$ 0.84
Payment rate[(8)]	16.2%	18.8%	17.6%	16.7%	17.2%	17.7%	15.3%	15.5%	16.4%	17.2%	16.4%
Delinquency rate	4.4%	3.8%	3.3%	3.8%	3.9%	4.1%	4.4%	5.7%	5.5%	3.9%	5.5%
Net principal loss rate	6.0%	5.0%	5.1%	3.9%	4.4%	4.8%	5.6%	5.0%	6.3%	4.6%	5.4%
Reserve rate	12.0%	11.9%	10.4%	10.5%	10.5%	10.8%	11.2%	11.4%	11.5%	10.5%	11.5%

(1) Return on average assets represents annualized Income from continuing operations divided by average Total assets.
(2) Return on average equity represents annualized Income from continuing operations divided by average Total stockholders' equity.
(3) Net interest margin represents annualized Net interest income divided by average Total interest-earning assets.
(4) Loan yield represents annualized Interest and fees on loans divided by Average credit card and other loans.
(5) Efficiency ratio represents Total non-interest expenses divided by Total net interest and non-interest income.
(6) Tangible common equity (TCE) represents Total stockholders' equity reduced by Goodwill and intangible assets, net. Tangible assets (TA) represents Total assets reduced by Goodwill and intangible assets, net. TCE/TA is a non-GAAP financial measure.
(7) Tangible book value per common share represents TCE divided by shares outstanding, and is a non-GAAP measure.
(8) Payment rate represents consumer payments during the last month of the period, divided by the beginning-of-month credit card and other loans, including held for sale in applicable periods.

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Financial Results

Continuing Operations

($ in millions, except per share)	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	2021	2022
Total interest income	$ 950	$ 942	$ 915	$ 994	$ 1,017	$ 1,068	$ 1,073	$ 1,218	$ 1,325	$ 3,868	$ 4,684
Total interest expense	112	107	100	91	84	79	95	133	195	383	503
Net interest income	**838**	**835**	**815**	**903**	**933**	**989**	**978**	**1,085**	**1,130**	**3,485**	**4,181**
Total non-interest income	(69)	(33)	(51)	(52)	(78)	(68)	(85)	(106)	(97)	(213)	(355)
Revenue	**769**	**802**	**764**	**851**	**855**	**921**	**893**	**979**	**1,033**	**3,272**	**3,826**
Net principal losses	235	198	194	152	176	199	238	218	312	720	968
Reserve build (release)	(82)	(165)	(208)	9	187	(6)	166	86	380	(176)	626
Provision for credit losses	153	33	(14)	161	363	193	404	304	692	544	1,594
Total non-interest expenses	487	402	424	431	427	426	473	486	548	1,684	1,932
Income (loss) before income taxes	**129**	**367**	**354**	**259**	**65**	**302**	**16**	**189**	**(207)**	**1,044**	**300**
Provision for income taxes	55	99	91	53	4	91	4	55	(73)	247	76
Net income (loss)	**$ 74**	**$ 268**	**$ 263**	**$ 206**	**$ 61**	**$ 211**	**$ 12**	**$ 134**	**$ (134)**	**$ 797**	**$ 224**
Net income (loss) per diluted share	$ 1.54	$ 5.38	$ 5.25	$ 4.11	$ 1.21	$ 4.21	$ 0.25	$ 2.69	$ (2.68)	$ 15.95	$ 4.47
Weighted average shares outstanding – diluted	48.4	49.8	50.0	50.0	50.0	50.0	49.9	49.9	50.0	50.0	50.0
Pretax pre-provision earnings (PPNR)*	**$ 282**	**$ 400**	**$ 340**	**$ 420**	**$ 428**	**$ 495**	**$ 420**	**$ 493**	**$ 485**	**$ 1,588**	**$ 1,894**

* *Pretax pre-provision earnings (PPNR) is a non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".*

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 4Q22  2022  ($ in millions)  Average Balance  Interest Income / Expense  Average Yield / Rate  Average Balance  Interest Income / Expense  Average Yield / Rate  Cash and investment securities  $ 3,813   $ 35    3.7%   $ 3,954   $ 69    1.8%   Credit card and other loans   19,820    1,290    26.0%    17,768    4,615    26.0%   Total interest-earning assets   23,633    1,325    22.4%    21,722    4,684    21.6%   Direct-to-consumer (Retail)   5,374    40    2.9%    4,342    81    1.9%   Wholesale deposits   7,915    62    3.1%    7,358    162    2.2%   Interest-bearing deposits   13,289    102    3.1%    11,700    243    2.1%   Secured borrowings   5,065    64    5.1%    5,089    153    3.0%   Unsecured borrowings   1,928    29    6.1%    1,966    107    5.5%   Interest-bearing borrowings   6,993    93    5.4%    7,055    260    3.7%   Total interest-bearing liabilities  $ 20,282   $ 195    3.9%   $ 18,755   $ 503    2.7%   Net interest income  $ 1,130   $ 4,181   Net interest margin*   19.1%    19.2%   Net interest margin represents annualized Net interest income divided by average Total interest-earning assets.   Net Interest Margin

Capital and Liquidity

Parent Level:

- Liquidity as of December 31, 2022, of $0.9 billion, consisting of cash on hand plus revolver capacity

Bank Level (Banks Combined):

- As of December 31, 2022, the banks finished the quarter with $3.8 billion in cash on hand and $3.3 billion in equity
- Total risk-based capital ratio at 18.3% - nearly double the 10% threshold to be considered well-capitalized; CET1 at 17.0%
- Funding in place to support expected growth outlook – with continued long-term strategic focus on retail deposit growth

Banks Combined Capital Ratios	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22
Common equity tier 1 capital ratio(2)	18.4%	21.0%	22.1%	22.6%	20.0%	20.8%	20.1%	19.4%	17.0%
Tier 1 capital ratio(3)	18.4%	21.0%	22.1%	22.6%	20.0%	20.8%	20.1%	19.4%	17.0%
Total risk-based capital ratio(4)	19.7%	22.3%	23.4%	23.9%	21.3%	22.1%	21.5%	20.7%	18.3%
Tier 1 leverage capital ratio(5)	17.1%	17.8%	19.2%	19.5%	18.6%	18.2%	17.7%	16.3%	15.6%

(1) Tangible common equity (TCE) represents Total stockholders' equity reduced by Goodwill and intangible assets, net. Tangible assets (TA) represents Total assets reduced by Goodwill and intangible assets, net. TCE/TA is a non-GAAP financial measure.
(2) The Common equity tier 1 capital ratio represents common equity tier 1 capital divided by total risk-weighted assets.
(3) The Tier 1 capital ratio represents tier 1 capital divided by total risk-weighted assets.
(4) The Total risk-based capital ratio represents total capital divided by total risk-weighted assets.
(5) The Tier 1 leverage capital ratio represents tier 1 capital divided by total assets for leverage ratio.

Tangible Common Equity/Tangible Assets Ratio(1)



6.6%
-0.6%
6.0%
2021
2022

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 -33%  Loss Absorption Capacity and Debt Levels  Capital Priorities  Support Profitable Growth   Opportunities  Improve Capital Metrics   & Reduce Debt Levels  Efficient Return of Capital   to Shareholders  * The “Tangible Common Equity + Credit Reserves Rate” is calculated as the sum of Tangible common equity and Allowance for credit losses divided by End-of-period loans. This is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures”.

 ($ in millions, except per share amounts)  4Q22  4Q21  $ Chg  % Chg  2022  2021  $ Chg  % Chg  (Loss) income from continuing operations, net of taxes  $ (134)  $ 61   $ (195)  nm  $ 224   $ 797   $ (573)   (72%)  Income (loss) from discontinued operations, net of taxes   0    (44)   44    (100%)   (1)   4    (5)   (111%)  Net (loss) income  $ (134)  $ 17   $ (151)  nm  $ 223   $ 801   $ (578)   (72%)  Net (loss) income per diluted share from continuing ops  $ (2.68)  $ 1.21   $ (3.89)  nm  $ 4.47   $ 15.95   $ (11.48)   (72%)  Net income (loss) per diluted share from discontinued ops  $ —   $ (0.87)  $ 0.87    (100%)  $ (0.01)  $ 0.07   $ (0.08)   (111%)  Net (loss) income per diluted share  $ (2.68)  $ 0.34   $ (3.02)  nm  $ 4.46   $ 16.02   $ (11.56)   (72%)  Weighted average shares outstanding – diluted (in millions)  50.0  50.0  50.0  50.0  nm – not meaningful  Financial Results

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in millions)	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	2021	2022
Pretax pre-provision earnings (PPNR)											
Income (loss) before income taxes	$ 129	$ 367	$ 354	$ 259	$ 65	$ 302	$ 16	$ 189	$ (207)	$ 1,044	$ 300
Provision for credit losses	153	33	(14)	161	363	193	404	304	692	544	1,594
Pretax pre-provision earnings (PPNR)	**$ 282**	**$ 400**	**$ 340**	**$ 420**	**$ 428**	**$ 495**	**$ 420**	**$ 493**	**$ 485**	**$ 1,588**	**$ 1,894**
Tangible common equity (TCE)											
Total stockholders' equity	$ 1,522	$ 1,764	$ 2,048	$ 2,246	$ 2,086	$ 2,268	$ 2,275	$ 2,399	$ 2,265	$ 2,086	$ 2,265
Less: Goodwill and intangible assets, net	(710)	(704)	(699)	(694)	(687)	(682)	(694)	(690)	(799)	(687)	(799)
Tangible common equity (TCE)	**$ 812**	**$ 1,060**	**$ 1,349**	**$ 1,552**	**$ 1,399**	**$ 1,586**	**$ 1,581**	**$ 1,709**	**$ 1,466**	**$ 1,399**	**$ 1,466**
Tangible assets (TA)											
Total assets	$ 22,547	$ 21,163	$ 21,812	$ 22,257	$ 21,746	$ 20,938	$ 21,811	$ 21,960	$ 25,407	$ 21,746	$ 25,407
Less: Goodwill and intangible assets, net	(710)	(704)	(699)	(694)	(687)	(682)	(694)	(690)	(799)	(687)	(799)
Tangible assets (TA)	**$ 21,837**	**$ 20,459**	**$ 21,113**	**$ 21,563**	**$ 21,059**	**$ 20,256**	**$ 21,117**	**$ 21,270**	**$ 24,608**	**$ 21,059**	**$ 24,608**

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5 year peak rate: 7.6%  5 year low rate: 3.9%  5 year avg rate: ~6.0%  5 year peak rate: 6.0%  5 year avg rate: ~5.0%  5 year low rate: 3.3%  Credit Quality Trends  (2)  (1) Peak Delinquency and Net loss rates occurred in 2009.  (2) The 2Q22 Net loss rate includes a 30 basis point increase from the effects of the purchase of previously written-off accounts that were sold to a third-party debt collection agency.   Note: The 3Q22 and 4Q22 Delinquency and Net loss rates were impacted by the transition of our credit card processing services.  Delinquency Rates  Net Loss Rates  15 year peak rate(1): 10.0%  15 year peak rate(1): 6.2%